Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	January 26, 2005
BUTLER NATIONAL CORPORATION ANNOUNCES ANNUAL SHAREHOLDERS MEETING RESULTS AND CONFERENCE CALL

[Olathe, Kansas January 26, 2005] - Butler National Corporation (OTC Bulletin Board "BUKS"), a leading provider of equipment and services to the aerospace and aviation industry announces it has scheduled a conference call Wednesday, January 26 at 3:15 PM Central Standard Time. The conference coincides with the Company's Annual Shareholders Meeting which was held Tuesday, January 25.

What: Butler National Corporation Shareholders Meeting Results Conference Call

When: Wednesday, January 26 - 3:15 PM Central Standard Time

How: Live via phone by dialing 800-936-4602. Code: Butler National Corporation. Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the Shareholders Meeting, the status of existing and new business, and an outlook on the balance of fiscal 2005.

Highlights from Annual Shareholders Meeting include:

    Over 100 RVSM orders booked or completed.
    Projected $20-22 million in revenue in fiscal year 2005 with net income trending up.
    Considering expansion to Oklahoma Class III gaming at The Stables.
    Increased shareholder communications program.

Please contact Jim Drewitz, Creative Options Communications, 972-355-6070 with any questions regarding the conference call.

Our Business:

About Butler National Corporation
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT: Jessica A. Bush, Investor Relations Butler National Corporation 19920 W. 161st Street Olathe, KS 66062 Jim Drewitz, Public Relations jdrewitz@comcast.net	Ph (913) 780-9595 Fax (913) 780-5088 Ph (972) 355-6070
For more information, please visit the Company web site: www.butlernational.com -End-